Exhibit 10.2

AcelRx Pharmaceuticals, Inc.

Severance Benefit Plan

1.     Introduction. This AcelRx Pharmaceuticals, Inc. Severance Benefit Plan (the “Plan”) is established by AcelRx Pharmaceuticals, Inc. (the “Company”) on the date of adoption by the Company’s Board of Directors (the “Effective Date”). The Plan provides for severance payments and benefits to certain executives of the Company. This document constitutes the Summary Plan Description for the Plan.

2.     Definitions. For purposes of the Plan, the following terms are defined as follows:

(a)     “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act of 1933, as amended. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)     “Base Salary” means 1/12th of the Participant’s annual base salary as in effect on (i) the date of the Involuntary Termination Without Cause or (ii) the date of the Change in Control Termination, in either case, ignoring any reduction in base salary that forms the basis for Resignation for Good Reason.

(c)     “Board” means the Board of Directors of the Company.

(d)     “Cause” means, with respect to a Participant: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct) of the Company or an Affiliate; (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information of the Company or an Affiliate); (iv) any intentional act by the Participant which has a material detrimental effect on the reputation or business of the Company or an Affiliate; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties.

(e)     “Change in Control” shall have the meaning ascribed to such term in the Company’s 2011 Equity Incentive Plan, as it may be amended from time to time.

(f)     “Change in Control Termination” means a Participant’s Involuntary Termination Without Cause which occurs during the period commencing three (3) months prior to the date on which the Change in Control closes and ending on the date which occurs eighteen (18) months following the closing of the Change in Control.

(g)     “Code” means the Internal Revenue Code of 1986, as amended.

(h)     “Common Stock” means the common stock of the Company.

(i)      “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(j)     “Involuntary Termination Without Cause” means (i) a Participant’s involuntary termination of employment by the Company for a reason other than death, disability, or Cause or (ii) a Participant’s Resignation for Good Reason.

(k)     “Participant” means each individual who (i) is employed by the Company on a full-time basis, (ii) has been designated as a Participant by the Board (or the Compensation Committee of the Board), and (iii) has received and returned a signed Participation Notice.

(l)     “Participation Notice” means the latest notice delivered by the Company to a Participant informing the Participant that the Participant is eligible to participate in the Plan, in substantially in the form of Exhibit A to the Plan.

(m)     “Plan Administrator” means the Board or any committee of the Board duly authorized to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

(n)     “Pro Rata Bonus” means an amount equal to the Target Bonus amount for a Participant for the calendar year in which the Change in Control Termination occurs prorated on a daily basis from the beginning of such period up to and including the date of the Change in Control Termination.

(o)     “Qualifying Termination” means a Participant’s Involuntary Termination Without Cause or Change in Control Termination.

(p)      “Resignation for Good Reason” means voluntary termination by a Participant from all positions he or she then holds with the Company, effective within a period of ninety (90) days after the Participant provides written notice to the Company after the initial occurrence of one of the following actions taken without his or her written consent, which written notice must be provided within thirty (30) days after the initial occurrence of one of the following actions, and must reasonably specify the particulars of the action; provided, however, that following the receipt of notice by the Company, the Company shall have a period of thirty (30) days during which to remedy the action giving rise to a Resignation for Good Reason and if such action is materially remedied by the Company during such period, no event giving rise to a right for a Resignation for Good Reason shall be deemed to have occurred:

(i)     the assignment to the Participant of any duties or responsibilities that results in a material diminution in the Participant’s employment role in the Company as in effect immediately prior to the date of such actions; provided, however, that mere changes in the Participant’s title or reporting relationships alone shall not constitute a basis for Resignation for Good Reason;

(ii)     a greater than ten percent (10%) aggregate reduction by the Company in the Participant’s annual base salary (that is, a material reduction in base compensation), as in effect immediately prior to the date of such actions; or

(iii)     a non-temporary relocation of the Participant’s business office to a location that increases Participant’s one way commute by more than thirty-five (35) miles from the location at which the Participant performs duties as of immediately prior to the date of such action.

(q)      “Target Bonus” means the Participant’s target bonus opportunity, if any, expressed as a percentage of annual base salary, under the Company’s annual cash incentive plan or program under which such Participant is eligible to participate, as in effect from time to time.

(r)     “Tier I Participant” means a Participant who is a C-level officer at the time of a Change in Control Termination.

(s)     “Tier II Participant” means a Participant who is a Vice President, Executive Vice President or Senior Vice President at the time of a Change in Control Termination.

3.     Eligibility for Benefits.

(a)     Eligibility; Exceptions to Benefits. Subject to the terms and conditions of the Plan, the Company will provide the benefits described in Section 4 to the affected Participant. A Participant will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Plan Administrator, in its sole and reasonable discretion:

(i)     The Participant’s employment is terminated by either the Company or the Participant for any reason other than a Qualifying Termination.

(ii)     The Participant has not entered into the Company’s standard form of Proprietary Information and Inventions Agreement or any similar or successor document (the “Confidentiality Agreement”).

(iii)     The Participant has failed to execute and allow to become effective the Release (as defined and described below) within 60 days following the date on which the Participant terminates employment.

(iv)     The Participant has failed to return all Company Property. For this purpose, “Company Property” means all paper and electronic Company documents (and all copies thereof) created and/or received by the Participant during his or her period of employment with the Company and other Company materials and property that the Participant has in his or her possession or control, including, without limitation, Company files, notes, drawings records, plans, forecasts, reports, studies, analyses, proposals, agreements, financial information, research and development information, sales and marketing information, operational and personnel information, specifications, code, software, databases, computer-recorded information, tangible property and equipment (including, without limitation, leased vehicles, computers, computer equipment, software programs, facsimile machines, mobile telephones, servers), credit and calling cards, entry cards, identification badges and keys, and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof, in whole or in part). As a condition to receiving benefits under the Plan, a Participant must not make or retain copies, reproductions or summaries of any such Company documents, materials or property. However, a Participant is not required to return his or her personal copies of documents evidencing the Participant’s hire, termination, compensation, benefits and stock options and any other documentation received as a stockholder of the Company.

(b)     Termination of Benefits. A Participant’s right to receive benefits under the Plan will terminate immediately if, at any time prior to or during the period for which the Participant is receiving benefits under the Plan, the Participant, without the prior written approval of the Plan Administrator:

(i)     willfully breaches a material provision of the Confidentiality Agreement and/or any obligations of confidentiality, non-solicitation, non-disparagement, no conflicts or non-competition (to the extent applicable) provisions set forth in the Participant’s employment agreement, offer letter or under applicable law;

(ii)     actively solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or

(iii)     actively induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees, or other third party to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee, or other third party.

4.     Severance Payments & Benefits. Except as may otherwise be provided in the Participant’s Participation Notice, in the event of a Qualifying Termination, the Company will provide the severance payments and benefits described in this Section 4, subject to the terms and conditions of the Plan.

(a)     Payment of Accrued Obligations. The Company shall pay to each eligible Participant who incurs a Qualifying Termination, a lump sum payment in cash, paid in accordance with applicable law, equal to the sum of the Participant’s accrued but unpaid base salary and any accrued but unpaid vacation pay through the date of the Qualifying Termination.

(b)     Involuntary Termination Without Cause. In the event of an Involuntary Termination Without Cause, subject to the Participant’s execution (and non-revocation) of the Release (as defined below) within sixty (60) days following the date of such Involuntary Termination Without Cause, a Participant will receive the following payments and benefits:

(i)     Cash Severance. The Company shall pay to the Participant a severance payment equal to six (6) months of the Participant’s Base Salary (the “Severance Payment”). The Severance Payment will be paid in a lump sum on the first regularly scheduled payroll date to occur after the 60th day following the Participant’s Involuntary Termination Without Cause.

(ii)     COBRA. If a Participant is participating in the Company’s group health plans as of the date of the Participant’s Involuntary Termination Without Cause and the Participant timely elects continued coverage under COBRA, the Company will promptly reimburse the Participant for the COBRA premiums necessary to continue the Participant’s COBRA coverage for himself or herself and his or her eligible dependents from the date of the Involuntary Termination Without Cause until the earliest to occur of (a) six (6) months after the Participant’s termination date, (b) the expiration of the Participant’s eligibility for the continuation coverage under COBRA, and (c) the date when the Participant becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such period from the date of the Qualifying Termination through the earliest of (a) through (c) is referred to herein as the “COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the reimbursement of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of reimbursing the Participant for the COBRA premiums, the Company will instead pay the Participant, on the first day of each month of the remainder of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings and deductions (such amount, the “Special Severance Payment”). If the Participant becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the COBRA Payment Period, the Participant must immediately notify the Company of such event, and all payments and obligations under paragraph will cease. Notwithstanding the foregoing, no payments or reimbursements under this Section 4(b)(ii) will be made prior to the 60th day following the date on which the Participant terminates employment; provided, that to the extent any payment is delayed during such sixty-day period, the first such payment shall include all amounts that would otherwise have been paid but for such delay), with the balance of the payments paid thereafter on the original schedule.

(c)     Change in Control Termination. In the event of a Change in Control Termination, subject to the Participant’s execution (and non-revocation) of the Release (as defined below) within sixty (60) days following the date of such Change in Control Termination, a Participant will receive the following payments and benefits:

(i)     Cash Severance. The Company shall pay to a Tier I Participant a severance payment equal to the sum of (1) nine (9) months of the Tier I Participant’s Base Salary and (2) an amount equal to the greater of (i) Seventy Five Percent (75%) of the Tier I Participant’s Target Bonus or (ii) the Tier I Participant’s Pro Rata Bonus (the “Tier I CIC Severance Payment”) and shall pay to a Tier II Participant a severance payment equal to the sum of (1) six (6) months of the Tier II Participant’s Base Salary and (2) an amount equal to the greater of Fifty Percent (50%) of (i) the Tier II Participant’s Target Bonus or (ii) the Tier II Participant’s Pro Rata Bonus (the “Tier II CIC Severance Payment” and together with the Tier I CIC Severance Payment, the “CIC Severance Payment”)). The CIC Severance Payment will be paid in a lump sum on the first regularly scheduled payroll date to occur after the 60th day following the Participant’s Change in Control Termination.

(ii)     COBRA. If a Participant is participating in the Company’s group health plans as of the date of the Participant’s Change in Control Termination and the Participant timely elects continued coverage under COBRA, the Company will promptly reimburse the Participant for the COBRA premiums necessary to continue the Participant’s COBRA coverage for himself or herself and his or her eligible dependents from the date of the Change in Control Termination until the earliest to occur of (a) nine (9) months after a Tier I Participant’s termination date and six (6) months after a Tier II Participant’s termination date, (b) the expiration of the Participant’s eligibility for the continuation coverage under COBRA, and (c) the date when the Participant becomes eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment (such applicable period from the date of the Qualifying Termination through the earliest of (a) through (c) is referred to herein as the “CIC COBRA Payment Period”). Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that the reimbursement of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Code or any statute or regulation of similar effect (including, without limitation, the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of reimbursing the Participant for the COBRA premiums, the Company will instead pay the Participant, on the first day of each month of the remainder of the CIC COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings and deductions (such amount, the “CIC Special Severance Payment”). If the Participant becomes eligible for coverage under another employer’s group health plan or otherwise ceases to be eligible for COBRA during the CIC COBRA Payment Period, the Participant must immediately notify the Company of such event, and all payments and obligations under paragraph will cease. Notwithstanding the foregoing, no payments or reimbursements under this Section 4(c)(ii) will be made prior to the 60th day following the date on which the Participant terminates employment; provided, that to the extent any payment is delayed during such sixty-day period, the first such payment shall include all amounts that would otherwise have been paid but for such delay), with the balance of the payments paid thereafter on the original schedule.

(iii)     Equity Acceleration. The vesting and exercisability (if applicable) of all outstanding and unvested time-based vesting stock awards (the “Outstanding Stock Awards”) granted under the Company’s equity incentive plans (to the extent such awards are outstanding, assumed, substituted or otherwise continued in connection with a Change in Control, each an “Assumed Award”) that are held by a Participant on the date of the Change in Control Termination will become 100% vested and exercisable (if applicable) on the date of such Change in Control Termination, contingent upon the closing of the Change in Control. Stock awards that a Participant holds that are subject to vesting based on Company performance will not accelerate upon the Participant’s termination for any reason. In the event that an Outstanding Stock Award is not assumed, substituted or otherwise continued in connection with a Change in Control and as a result does not become an Assumed Award, the vesting and exercisability of such Outstanding Stock Award will become 100% vested and exercisable (if applicable) immediately prior to the effective time of the Change in Control.

(iv)     Extension of Option Exercise Period. Each Assumed Award that is a stock option will remain exercisable by a Participant until the earlier of (i) six (6) months after the Participant’s Change in Control Termination date; and (ii) the expiration date of the stock option as stated in the applicable stock option agreement. If an Assumed Award is an incentive stock option (as defined in Section 422 of the Code) with an exercise price below the fair market value of a share of the Company’s Common Stock as of the date a Participant signs his or her Participation Notice, such incentive stock option will automatically convert to a nonstatutory stock option for tax purposes as of the date of such Participation Notice.

5.     Additional Benefits. The Plan Administrator may, in its sole discretion, provide additional or enhanced benefits to the Participants and may also provide the benefits of the Plan to employees who are not Participants (“Non-Participants”) but who are chosen by the Plan Administrator, in its sole discretion, to receive benefits under the Plan. The provision of any such benefits to a Participant or a Non-Participant under the Plan will in no way obligate the Company to provide such benefits to any other Participant or to any other Non-Participant, even if similarly situated. If benefits under the Plan are provided to a Non-Participant, references in the Plan to “Participant” will be deemed to refer to such Non-Participants. Any additional benefits provided to a Participant will be set forth in the Participation Notice.

6.     Limitations on Benefits.

(a)     Release. To be eligible to receive any benefits under the Plan that are triggered by a Qualifying Termination, a Participant must execute, in connection with the Participant’s Qualifying Termination, a general waiver and release in substantially the form attached hereto as Exhibit B, Exhibit C, or Exhibit D, as appropriate (the “Release”), and such release must become effective in accordance with its terms within 60 days following the date on which the Participant terminates employment (the “Release Date”). The Plan Administrator, in its sole discretion, may modify the form of the required Release to comply with applicable law, and any such Release may be incorporated into a termination agreement or other agreement with the Participant.

(b)     Prior Agreements; Certain Reductions. The Plan Administrator will reduce a Participant’s benefits under the Plan by any other statutory severance obligations, obligations for pay in lieu of notice, and any other similar benefits payable to the Participant by the Company (or any successor thereto) that are due in connection with the Participant’s Qualifying Termination and that are in the same form as the benefits provided under the Plan. Without limitation, this reduction includes a reduction for any benefits required pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), and (ii)  any required salary continuation, notice pay, statutory severance payment, or other payments either required by local law, or owed pursuant to a collective labor agreement, as a result of the termination of the Participant’s employment. The benefits provided under the Plan are intended to satisfy, to the greatest extent possible, and not to provide benefits duplicative of, any and all statutory, contractual and collective agreement obligations of the Company in respect of the form of benefits provided under the Plan that may arise out of a Qualifying Termination, and the Plan Administrator will so construe and implement the terms of the Plan. Reductions may be applied on a retroactive basis, with benefits previously provided being recharacterized as benefits pursuant to the Company’s statutory or other contractual obligations. The payments pursuant to the Plan are in addition to, and not in lieu of, any unpaid salary, bonuses or employee welfare benefits to which a Participant may be entitled for the period ending with the Participant’s Qualifying Termination.

(c)     Mitigation. Except as otherwise specifically provided in the Plan, a Participant will not be required to mitigate damages or the amount of any payment provided under the Plan by seeking other employment or otherwise, nor will the amount of any payment provided for under the Plan be reduced by any compensation earned by a Participant as a result of employment by another employer or any retirement benefits received by such Participant after the date of the Participant’s termination of employment with the Company.

(d)     Indebtedness of Participants. If a Participant is indebted to the Company on the effective date of his or her Qualifying Termination, the Company reserves the right to offset the payment of any severance benefits under the Plan by the amount of such indebtedness; provided, however, that any such offset will be made in accordance with all applicable laws; and provided, further, that any such offset will only be made to the extent it complies with Section 409A of the Code. The Participant’s execution of the Participation Notice constitutes knowing written consent to the foregoing.

7.     Tax Matters.

(a)     Application of Code Section 409A.

(i)     It is intended that all of the benefits provided under the Plan satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”) provided under Treasury Regulations Sections 1.409A-1(b)(4), 1.409A-1(b)(5), and 1.409A-1(b)(9), and the Plan will be construed to the greatest extent possible as consistent with those provisions. To the extent not so exempt, the Plan (and any definitions in the Plan) will be construed in a manner that complies with Section 409A, and incorporates by reference all required definitions and payment terms.

(ii)     For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulations Section 1.409A-2(b)(2)(iii)), a Participant’s right to receive any installment payments under the Plan will be treated as a right to receive a series of separate payments and, accordingly, each installment payment under the Plan will at all times be considered a separate and distinct payment.

(iii)     A termination of employment shall not be deemed to occur for purposes of the Plan providing for the payment of any amounts or benefits that are considered “deferred compensation” under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean ‘separation from service” within the meaning of Section 409A. If the Plan Administrator determines that any of the payments upon a separation from service provided under the Plan (or under any other arrangement with the Participant) constitute “deferred compensation” under Section 409A and if the Participant is a “specified employee” of the Company, as such term is defined in Section 409A(a)(2)(B)(i), at the time of his or her separation from service, then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the payments upon a separation from service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of the Participant’s separation from service, and (ii) the date of the Participant’s death (such earlier date, the “Delayed Initial Payment Date”), the Company will (A) pay to the Participant a lump sum amount equal to the sum of the payments upon separation from service that the Participant would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this Section 7(a), and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth above. No interest will be due on any amounts so deferred.

(iv)     All expenses or other reimbursements as provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Participant. No such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year. The right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for another benefit.

(v)     If Section 409A is not applicable by law to a Participant, the Company will determine whether any similar law in the Participant’s jurisdiction applies and should be taken into account.

(b)     Parachute Payments. Except as otherwise expressly provided in an agreement between a Participant and the Company, if any payment or benefit the Participant would receive in connection with a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (A) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (B) the largest portion, up to and including the total, of the Payment, whichever amount ((A) or (B)), after taking into account all applicable federal, state, provincial, foreign, and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reductions in the payments and/or benefits will occur in the following order: (i) cash payments that are treated in full as a parachute payment under Treasury Regulation Section 1.280G-1, Q&A 24; (ii) equity-based payments and acceleration that are treated in full as a parachute payment; (iii) cash payments that are treated in part as a parachute payment; (iv) equity-based payments and acceleration that are treated in part as a parachute payment; and (v) other non-cash forms of benefits. Within any such category of payments and benefits (that is, clause (i), (ii), (iii), (iv) or (v)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are “deferred compensation.” The professional firm engaged by the Company for general tax purposes as of the day prior to the effective date of the Change in Control shall make all determinations required to be made under this Section 7(b). If the professional firm so engaged by the Company is serving as an accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized independent registered public accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such professional firm required to be made hereunder. Any good faith determinations of the professional firm made hereunder shall be final, binding and conclusive upon the Company and the Participant.

(c)     Withholding. All payments and benefits under the Plan will be subject to all applicable deductions and withholdings, including, without limitation, obligations to withhold for federal, state, provincial, foreign and local income and employment taxes.

(d)     Tax Advice. By becoming a Participant in the Plan, the Participant agrees to review with Participant’s own tax advisors the federal, state, provincial, local, and foreign tax consequences of participation in the Plan. The Participant will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that Participant (and not the Company) will be responsible for his or her own tax liability that may arise as a result of becoming a Participant in the Plan.

8.     Right to Interpret Plan; Amendment and Termination.

(a)     Exclusive Discretion. The Plan Administrator will have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, without limitation, the eligibility to participate in the Plan, the amount of benefits paid under the Plan and any adjustments that need to be made in accordance with the laws applicable to a Participant. The rules, interpretations, computations and other actions of the Plan Administrator will be binding and conclusive on all persons.

(b)     Amendment or Termination. The Company reserves the right to amend or terminate the Plan, any Participation Notice issued pursuant to the Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination will apply to any Participant who would be adversely affected by such amendment or termination unless such Participant consents in writing to such amendment or termination. Any action amending or terminating the Plan or any Participation Notice will be in writing and executed by a duly authorized officer of the Company.

9.     No Implied Employment Contract. The Plan will not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without Cause, which right is hereby reserved.

10.     Legal Construction. The Plan will be governed by and construed under the laws of the State of California (without regard to principles of conflict of laws), except to the extent preempted by ERISA.

11.     Claims, Inquiries And Appeals.

(a)     Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is set forth in Section 13(d).

(b)     Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(1)     the specific reason or reasons for the denial;

(2)     references to the specific Plan provisions upon which the denial is based;

(3)     a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(4)     an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 11(d).

The notice of denial will be given to the applicant within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90 day period.

The notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

(c)     Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied. A request for a review will be in writing and will be addressed to:

AcelRx Pharmaceuticals, Inc.

Attn: Chief Legal Officer

351 Galveston Drive

Redwood City, CA 94063

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) will have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review will take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d)     Decision on Review. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60 day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits, in whole or in part, the notice will set forth, in a manner designed to be understood by the applicant, the following:

(1)     the specific reason or reasons for the denial;

(2)     references to the specific Plan provisions upon which the denial is based;

(3)     a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(4)     a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e)     Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

(f)     Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a), (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c), and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 11, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

12.     Basis Of Payments To And From Plan. All benefits under the Plan will be paid by the Company. The Plan will be unfunded, and benefits hereunder will be paid only from the general assets of the Company.

13.     Other Plan Information.

(a)     Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 41-2193603. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is [___].

(b)     Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c)     Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

AcelRx Pharmaceuticals, Inc.

Attn: Chief Legal Officer

351 Galveston Drive

Redwood City, CA 94063

(d)     Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

AcelRx Pharmaceuticals, Inc.

Attn: Chief Legal Officer

351 Galveston Drive

Redwood City, CA 94063

The Plan Sponsor’s and Plan Administrator’s telephone number is (650) 216-3500. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

14.     Statement Of ERISA Rights.

Participants in the Plan (which is a welfare benefit plan sponsored by AcelRx Pharmaceuticals, Inc.) are entitled to certain rights and protections under ERISA. For the purposes of this Section 14 and, under ERISA, Participants are entitled to:

(a)     Receive Information About the Plan and Benefits

(i)     Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(ii)     Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Plan Administrator may make a reasonable charge for the copies; and

(iii)     Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b)     Prudent Actions By Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of Participants and other Plan participants and beneficiaries. No one, including a Participant’s employer, a Participant’s union or any other person, may fire a Participant or otherwise discriminate against a Participant in any way to prevent the Participant from obtaining a Plan benefit or exercising the Participant’s rights under ERISA.

(c)     Enforcement of Rights

If a Participant’s claim for a Plan benefit is denied or ignored, in whole or in part, a Participant has a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps a Participant can take to enforce the above rights. For instance, if a Participant requests a copy of Plan documents or the latest annual report from the Plan, if applicable, and does not receive them within 30 days, a Participant may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay the Participant up to $110 a day until the Participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

If a Participant has a claim for benefits that is denied or ignored, in whole or in part, the Participant may file suit in a state or federal court.

If a Participant is discriminated against for asserting his or her rights, the Participant may seek assistance from the U.S. Department of Labor, or the Participant may file suit in a federal court. The court will decide who should pay court costs and legal fees. If a Participant is successful, the court may order the person the Participant has sued to pay these costs and fees. If the Participant loses, the court may order the Participant to pay these costs and fees, for example, if it finds the Participant’s claim is frivolous.

(d)     Assistance With Your Questions

If a Participant has any questions about the Plan, the Participant should contact the Plan Administrator. If a Participant has any questions about this statement or about the Participant’s rights under ERISA, or if the Participant needs assistance in obtaining documents from the Plan Administrator, the Participant should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in the Participant’s telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. A Participant may also obtain certain publications about his or her rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

15.     General Provisions.

(a)     Notices. Any notice, demand or request required or permitted to be given by either the Company or a Participant pursuant to the terms of the Plan will be in writing and will be deemed given when delivered personally, when received electronically (including email addressed to the Participant’s Company email account and to the Company email account of the Company’s Chief Executive Officer), or deposited in the U.S. Mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 13(d), in the case of a Participant, at the address as set forth in the Company’s employment file maintained for the Participant as previously furnished by the Participant or such other address as a party may request by notifying the other in writing.

(b)     Transfer and Assignment. The rights and obligations of a Participant under the Plan may not be transferred or assigned without the prior written consent of the Company. The Plan will be binding upon any surviving entity resulting from a change in control of the Company and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c)     Waiver. Any party’s failure to enforce any provision or provisions of the Plan will not in any way be construed as a waiver of any such provision or provisions, nor prevent any party from thereafter enforcing each and every other provision of the Plan. The rights granted to the parties herein are cumulative and will not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(d)     Severability. Should any provision of the Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

(e)     Section Headings. Section headings in the Plan are included only for convenience of reference and will not be considered part of the Plan for any other purpose.

16.     Execution. To record the adoption of the Plan as set forth herein, AcelRx Pharmaceuticals, Inc. has caused its duly authorized officer to execute the same as of the Effective Date.

AcelRx Pharmaceuticals, Inc. (Signature) By: Title:

Exhibit A

AcelRx Pharmaceuticals, Inc.

Severance Benefit Plan

Participation Notice

To:

Date:

AcelRx Pharmaceuticals, Inc. (the “Company”) has adopted the AcelRx Pharmaceuticals, Inc. Severance Benefit Plan (the “Plan”). The Company is providing you this Participation Notice to inform you that you have been designated as a [Tier I] [Tier II] Participant in the Plan. A copy of the Plan document is attached to this Participation Notice. The terms and conditions of your participation in the Plan are as set forth in the Plan and this Participation Notice, which together constitute the Summary Plan Description for the Plan.

By accepting participation, you agree to forego your right to receive any severance benefits and/or equity acceleration benefits in connection with an Involuntary Termination Without Cause or a Change in Control Termination as set forth in an employment agreement or equity award agreement with the Company. Further, you represent that you have either consulted with your personal tax or financial planning advisor about the tax consequences of your participation in the Plan, or you have knowingly declined to do so.

Please return to the Chief Legal Officer a copy of this Participation Notice signed by you and retain a copy of this Participation Notice, along with the Plan document, for your records.

AcelRx Pharmaceuticals, Inc.: (Signature) By: Title:

Participant: (Signature) By: Date:

Exhibit B

Release Agreement
[Employees Age 40 or Over; Individual Termination]

I understand and agree completely to the terms set forth in the AcelRx Pharmaceuticals, Inc. Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Confidentiality Agreement.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims provided herein, including but not limited to any unknown or unsuspected claims.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively with the Company, the “Released Parties”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (the “Released Claims”). This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay (other than the severance benefits that I am entitled to receive under the Plan), fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act (as amended), the California Family Rights Act (as amended), the California Fair Employment and Housing Act (as amended), and the California Labor Code (as amended).

Notwithstanding the release in the foregoing paragraph, I am not releasing the following (“Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

The Released Claims includes any claims based on or arising under ADEA. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not do so); (c) I have 21 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an officer of the Company; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, any Company policy or applicable law or otherwise; and I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 21 days following the date it is provided to me.

Participant: (Signature) By: Date:

Exhibit C

Release Agreement
[Employees Age 40 or Over; Group Termination]

I understand and agree completely to the terms set forth in the AcelRx Pharmaceuticals, Inc. Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Confidentiality Agreement.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims provided herein, including but not limited to any unknown or unsuspected claims.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively with the Company, the “Released Parties”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (the “Released Claims”). This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay (other than the severance benefits that I am entitled to receive under the Plan), fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Age Discrimination in Employment Act (as amended) (“ADEA”), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act (as amended), the California Family Rights Act (as amended), the California Fair Employment and Housing Act (as amended), and the California Labor Code (as amended).

Notwithstanding the release in the foregoing paragraph, I am not releasing the following (“Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

The Released Claims includes any claims based on or arising under ADEA. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, and that the consideration given under the Plan for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release (although I may choose voluntarily not to do so); (c) I have 45 days to consider this Release (although I may choose voluntarily to sign this Release earlier); (d) I have seven days following the date I sign this Release to revoke the Release by providing written notice to an office of the Company; (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after I sign this Release; and (f) I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, any Company policy or applicable law or otherwise; and I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 45 days following the date it is provided to me.

Participant: (Signature) By: Date:

Exhibit D

Release Agreement
[Employees Under Age 40]

I understand and agree completely to the terms set forth in the AcelRx Pharmaceuticals, Inc. Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company, affiliates of the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company or an affiliate of the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under my Confidentiality Agreement.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims provided herein, including but not limited to any unknown or unsuspected claims.

Except as otherwise set forth in this Release, I hereby generally and completely release the Company and its affiliates, and their parents, subsidiaries, successors, predecessors and affiliates, and its and their partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (collectively with the Company, the “Released Parties”), from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time prior to and including the date I sign this Release (the “Released Claims”). This general release includes, but is not limited to: (a) all claims arising out of or in any way related to my employment with the Company and its affiliates, or their affiliates, or the termination of that employment; (b) all claims related to my compensation or benefits, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay (other than the severance benefits that I am entitled to receive under the Plan), fringe benefits, stock, stock options, or any other ownership interests in the Company and its affiliates, or their affiliates; (c) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (d) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (e) all federal, state, provincial and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990 (as amended), the federal Employee Retirement Income Security Act of 1974 (as amended), the federal Family and Medical Leave Act (as amended), the California Family Rights Act (as amended), the California Fair Employment and Housing Act (as amended), and the California Labor Code (as amended).

Notwithstanding the release in the foregoing paragraph, I am not releasing the following (“Excluded Claims”): (a) any rights or claims for indemnification I may have pursuant to any written indemnification agreement with the Company or its affiliate to which I am a party; the charter, bylaws, or operating agreements of the Company or its affiliate; or under applicable law; or (b) any rights which cannot be waived as a matter of law. In addition, I understand that nothing in this Release prevents me from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, or the Department of Labor, except that I hereby waive my right to any monetary benefits in connection with any such claim, charge or proceeding. I hereby represent and warrant that, other than the Excluded Claims, I am not aware of any claims I have or might have against any of the Released Parties that are not included in the Released Claims.

I hereby represent that I have been paid all compensation owed and for all hours worked; I have received all the leave and leave benefits and protections for which I am eligible pursuant to the Family and Medical Leave Act, the California Family Rights Act, any Company policy or applicable law or otherwise; and I have not suffered any on-the-job injury or illness for which I have not already filed a workers’ compensation claim.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than 14 days following the date it is provided to me.

Participant: (Signature) By: Date: